As filed with the Securities and Exchange Commission on September 30, 2020 Registration No. 333- 248770 UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-3/A
Amendment No. 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ONTRAK, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2120 Colorado Avenue, #230 Santa Monica, California 90404 (310) 444-4300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	88-0464853 (I.R.S. Employer Identification Number)

Terren S. Peizer
Chief Executive Officer
c/o Ontrak, Inc.
2120 Colorado Avenue, #230
Santa Monica, California 90404

(310) 444-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Mitchell S. Nussbaum, Esq. Norwood P. Beveridge, Jr. Esq. Lili Taheri, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000 (telephone number) (212) 407-4990 (facsimile number)
Dean Colucci, Esq.
Michelle Geller, Esq.
Leigh Krafchek, Esq.
Duane Morris LLP
One Riverfront Plaza
1037 Raymond Boulevard, Suite 1800
Newark, NJ 97102
(973) 424-2020 (telephone number)
(973) 556-1406 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐
If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	2,000,000	$24.9125	$49,825,000	$6,467.29
Common Stock, $0.0001 par value per share	1,000,000(2)	$62.62(3)	$62,620,000	—(2)
Total				$6,467.29(4)

(1) Calculated in accordance with Rule 457(c) based on the average of the high and low sales prices of the 9.50% Series A Cumulative Perpetual Preferred Stock on the Nasdaq Global Market on September 28, 2020.
(2) Represents a good faith estimate of the number of shares of Common Stock that may be issued in exchange for the Preferred Stock registered hereunder. No separate consideration will be received for any shares of Common Stock registered hereunder that are issued in exchange for such Preferred Stock, accordingly no registration fee is required pursuant to Rule 457(i).
(3) Calculated pursuant to 457(c) based on the average of the high and low sales prices of the Common Stock on the Nasdaq Global Market on September 28, 2020.
(4) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) by Ontrak, Inc. (the “Company”) is being filed for the sole purpose of revising the Calculation of Registration Fee table contained on the facing page of the registration statement to respond to comments received by the Company from the Staff of the SEC. No other changes have been made to the registration statement. Accordingly, this amendment consists of only the facing page, this explanatory note and Part II of the registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth our costs and expenses in connection with the registration of our securities as described in this registration statement. All of the amounts shown are estimates except the Commission Registration Fee.

AMOUNT
SEC registration fee	$6,467.29
Legal fees and expenses	100,000*
Accounting fees and expenses	30,000*
Miscellaneous expenses	8,510*
Total	$144,977.29
* Estimated expenses.
Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our bylaws provide that we will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee, or agent of another corporation or of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated by such person. Our bylaws that will be in effect upon completion of this offering will further provide for the advancement of expenses to each of our officers and directors.

Our certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may be amended from time to time, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the Delaware General Corporation Law, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

We also maintain directors and officers insurance policies which cover certain liabilities arising out of claims based on acts or omissions of our directors or officers in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of our certificate of incorporation or bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements will provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our certificate of incorporation and bylaws.

Item 16. Exhibits.

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated September 11, 2020, by and between Ontrak, Inc. and B. Riley Securities, Inc.*
3.1
Amended and Restated Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Appendix A to Registrant’s Definitive Schedule 14 C filed with the Securities and Exchange Commission on October 4, 2019.*

3.2
Certificate of Amendment of the Certificate of Incorporation of Ontrak, Inc., incorporated by reference to exhibit 3.1 of Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020.

3.3	Certificate of Designations regarding Registrant’s 9.50% Series A Cumulative Perpetual Preferred Stock*
3.4	Amended and Restated By-Laws of Ontrak, Inc., incorporated by reference to exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020*
4.1
Specimen Common Stock Certificate, incorporated by reference to exhibit of the same number to Ontrak Inc.’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005, on March 16, 2006.

4.2	Form of specimen certificate for preferred stock of registrant, if any. (1)
4.3	Certificate of designation for preferred stock, if any. (1)
5.1	Opinion of Loeb & Loeb LLP, counsel to the Registrant, regarding the legality of the securities being registered.*
23.1	Consent of EisnerAmper LLP *
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature pages to the registration statement)*

(1)    To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.
* Previously filed.

Item 17. Undertakings.

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

d.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Santa Monica, State of California on September 30, 2020.

ONTRAK, INC.

By:	/s/ Terren S. Peizer
	Name:	Terren S. Peizer
	Title:	Chairman of the Board of Directors and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on September 30, 2020.

Signature	Title	Date

/s/ Terren S. Peizer	Chairman and Chief Executive Officer	September 30, 2020
Terren S. Peizer	(Principal Executive Officer)

/s/ Brandon H. LaVerne	Chief Financial Officer	September 30, 2020
Brandon LaVerne	(Principal Financial and Accounting Officer)

*	Director	September 30, 2020
Richard A. Berman

*	Director	September 30, 2020
Edward Zecchini

*	Director	September 30, 2020
Michael Sherman

*	Director	September 30, 2020
Robert Rebak

*	Director	September 30, 2020
Diane Seloff

*	Director	September 30, 2020
Gustavo Giraldo

*	Director	September 30, 2020
Katherine B. Quinn

*By /s/ Brandon H. LaVerne	Attorney in Fact	September 30, 2020
Brandon H. LaVerne